UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 18, 2015

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, the board of directors (the “Board”) of Monotype Imaging Holdings Inc. (the “Company”) promoted Scott Landers, age 45, to Chief Executive Officer and President from Chief Operating Officer of the Company, effective January 1, 2016. Mr. Landers will resign as Chief Operating Officer of the Company upon the effectiveness of his promotion. Mr. Landers will succeed Douglas J. Shaw as the Company’s Chief Executive Officer and President, who will retire from his offices of the Company effective January 1, 2016.

In connection with his promotion to President and Chief Executive Officer, the Board appointed Mr. Landers to serve on the Board, effective January 1, 2016, as a Class III Director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2018 or until his earlier resignation, death or removal. Mr. Landers was not appointed to any committees of the Board. Mr. Landers has been a member of the board of directors of Bridgeline Digital since January 2010, a member of its audit committee since February 2010, and its governance committee since 2014.

Mr. Landers has served as the Chief Operating Officer of the Company since March 2015 and the Senior Vice President, Treasurer and Assistant Secretary of the Company since June 2008. Mr. Landers also served as Chief Financial Officer of the Company from June 2008 to September 2015. Prior to joining the Company, he served as vice president of global finance at Pitney Bowes Software and as the vice president of finance and administration for Pitney Bowes MapInfo Corporation, from 2007 to 2008. Mr. Landers is a Certified Public Accountant and holds a bachelor’s degree in accounting from LeMoyne College and a master of business administration from the College of St. Rose.

In connection with his promotion, the Management Development and Compensation Committee of the Board increased Mr. Lander’s annual salary to $450,000, but as of the date of this report, the Company has not otherwise entered into or amended any plan, contract or arrangement with Mr. Landers in connection with his assuming the roles of President and Chief Executive Officer, nor has the Company made or amended any grants or awards under any existing plan, contract or arrangement in connection with this appointment. There are no family relationships between Mr. Landers and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Landers and the Company.

On December 22, 2015, the Company issued a press release announcing the retirement of Mr. Shaw as the President and Chief Executive Officer, the promotion of Mr. Landers to President and Chief Executive Officer and the election of Mr. Landers to the Board, all effective as of January 1, 2016. A copy of the press release is being furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Monotype Imaging Holdings Inc. on December 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

December 22, 2015	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Monotype Imaging Holdings Inc. on December 22, 2015.